EXHIBIT 5.1
April 6, 2020
Pulse Biosciences, Inc.
3957 Point Eden Way
Hayward, California 94545
Ladies and Gentlemen:
We have acted as counsel to Pulse Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, as amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). Pursuant to the Registration Statement, the Company plans to distribute non-transferable subscription rights (the “Rights”) to its stockholders as of the Record Date (as defined in the Registration Statement), entitling the holders thereof to purchase an aggregate of up to $30,000,000 of shares of the Company’s common stock, $0.001 par value per share (the “Shares”).
We have examined the Registration Statement, together with the documents incorporated by reference therein, the related prospectus forming a part thereof (the “Prospectus”), and the form of certificate representing the Rights. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.
We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.
On the basis of the foregoing, we are of the opinion that:
1.	the Rights, when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
2.	the Shares, when issued, delivered and paid for in accordance upon due exercise of the Rights as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI Professional Corporation
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